Exhibit 10.20

Party A: Agricultural Bank of China, Guangdong Branch

Party B: Guangzhou World Trade Center Club Ltd.

In order to promote the business development of both parties, Party A and Party B, through friendly negotiation, reached the following agreement over matters relating to their joint issuance of Golden Harvest World Trade Card:

1.  Coverage of Cooperation

Adhering to the principles of resources, benefits and risks sharing, the two parties will cooperate in the issuance of their joint credit card, Golden Harvest World Trade Card.

2.  Name and Types of the Card

The joint credit card to be issued by the two parties in cooperation will be generally called Golden Harvest World Trade Card (the same below). In terms of service function, the joint card is divided into Golden Harvest World Trade Platinum Card, Golden Harvest World Trade Gold Card and Golden Harvest World Trade Silver Card; in terms of cardholder, it is divided into Golden Harvest World Trade corporate card and Golden Harvest World Trade individual card.

3.  Layout of Golden Harvest World Trade Card

The layout of Golden Harvest World Trade Card, to be issued jointly by the two parties, includes the usage of wordy and logo of Guangzhou World Trade Center club in the front upper right corner of Party A’s Golden Harvest credit card.

4.  Functions of Golden Harvest World Trade Card

Along with all the functions carried by Party A’s Golden Harvest credit card, Golden Harvest World Trade Card has the functions provided by Party B: global club membership mutual benefits, online club membership, domestic and international commercial and trade information, preferential treatment in using club house facilities and so on. (Please refer to Appendix A for specific functions.)

5.  Responsibilities of the Two Parties

a.	Party A

i)	Responsible for producing the cards and the expenses incurred in production;

ii)
Responsible for providing to Golden Harvest World Trade Card cardholders the various information services and business services by the World Trade Center Club and for fulfilling relevant service commitments;

iii)	Responsible for expanding the business account network eligible for the preferential services provided to Golden Harvest World Trade Card cardholders and for fulfilling relevant service commitments.

6.  Standard Charge and Distribution of Golden Harvest World Trade Card

a.
Party A is responsible for developing the credit card annual fee standard for Golden Harvest World Trade Card. Party B is responsible for determining the annual fee standard for its World Trade Club members. The detailed standard charges are as follows:

Type of Card Fee	Individual Silver Card	Individual Gold Card	Individual Platinum Card	Corporate Silver Card	Corporate Gold Card	Corporate Platinum Card
World Trade Club Annual Membership Fee (Yuan/2years)	300	500	19,200	300	600	28,800
Annual Fee for Credit Card (Yuan/year)	20	50	100	20	50	100

(Both parties have the right to adjust standard charges developed by them respectively, without notice, according to the market situation.)

b.
Distribution World Trade Club Member Annual fees charged to its members by Party B belong to and also are to be allocated by Party B itself, who is responsible for the rationality and rightfulness of the charge. Credit card annual fees charge by Parry A to members of World Trade Card belong to and are to be allocated by Party A, who is responsible for the rationality and rightfulness of the charge.

c.	Charge Methods of Annual Fee:

i)	When applying for the new card or replacement card, 2 years’ annual fees for Golden Harvest World Trade Card credit card will be charged to the members by Party A.

ii)
Party B entrusts Party A to charge World Trade Club annual Party A, Party B and the member. The members entrust Party B to authorize Party A in deducting membership fees from their Golden Harvest World Trade Card accounts.

iii)
After charging the membership fees with authorization from the members, Party A will transfer the money into Party B’s deposit account as above. When there is not enough fund or abnormality in members’ accounts, Party A will notify Party B promptly. It will be the responsibility of Party B to contact its members and Party A will not advance any fund for this purpose. All the results coming from this will be the responsibility of Party B and its members.

iv)
Except faults by Party A, Party B will take charge of it if any member raises objection. Disputes between Party B and its members regarding membership fees will be salved by themselves and has nothing to do with Party A.

d.
Golden Harvest World Trade Card is to be used in special businesses establishments. Party A shall give to Party B 15% of the processing fees obtained front the issuance of the card. Once the number of cards issued exceeds 10,000, Party A shall give to Party B 20% of the processing fees obtained from the issuance of the card. The above commission shall be paid to Party B within 5 days of the monthly settlement.

e.
For the above fee charging items, both parties shall provide the other Party with related invoices or receipts based on their respective fees obtained. The monthly settlement files shall contain the calculation basis for related consumption amount as well as the details of related data and number of cards issuer.

7.  Validity Period of Golden Harvest World Trade Card

The validity period of Golden Harvest World Trade card is two years.

8.  Issuance of Golden Harvest World Trade Card

The issuance of Golden Harvest World Trade Cards is the unitary responsibility of Party A.

9.  Marketing and Promotion of Golden Harvest World Trade Card

a.
Both Party A and Party B shall use their own resources to provide support for marketing and promotion of Golden Harvest World Trade Card. Related promotional documents for Golden Harvest World Trade Card must be verified by both parties.

b.	Party A will publicize and popularize Golden Harvest Word Trade Card through the credit card statements of the Agricultural Bank.

c.	All bank branches and outlets of Party A must accept applications for Golden Harvest World Trade Card.

d.	Party A will set out related advertising sheets and posters in its branches and outlets to promote Golden Harvest World Trade Card.

e.	Party A will promote Golden Harvest World Trade Card with all its corporate clients and individual clients.

f.	Party B will promote Golden Harvest World Trade Card with owners and tenants in Goldlion Digital Network Center Building.

g.	Party B will publicize and popularize Golden Harvest World Trade Card through its strategic alliance.

h.	Party B will set up a special marketing team to publicize and popularize Golden Harvest World Trade Card.

i.	Party B will release promotional information on “www.chinawto.com” and also through its press releases.

10.  Copyright of Golden Harvest World Trade Card

Intellectual properties based on Golden Harvest World Trade Card belong to Party A.

11.  Confidential Clauses

a.
Both parties have obligations to maintain the confidentiality of data about approved Golden Harvest World Trade Card clients known to them. They should not disclose client data. Otherwise the party who discloses such data will have to take all the responsibilities coming from this.

b.
As to the business secrets of the other party known throughout the cooperation process, both Party A and Party B have the obligation to keep it confidential. Either party, who discloses the other party’s business secrets to the third party and causes losses to the other party, will have the liability for the losses.

c.
These confidential clauses will always be valid despite the changes, renouncement or termination of the cooperation between the two parties. These confidential clauses will still be binding on both parties after the completion of the present contract.

12.  Effect of the Contract

The present contract has four copies, with two for Party A and two for Party B. The contract must be signed by the legal representatives or authorized trustees of the two parties and affixed with official seals and then go into effect on the date when it is approved by the headquarters of Party A.

13.  Fulfillment of the Contract

This contract will be valid for four years, counting from the date when it is in effect. Within two months before the contract carves to an end, it will be automatically renewed for another term, that is, four years if there is no written objection from either Party A or Party B.

14.  Addition, Changes and Termination of the Contract

Topics than are not covered in this contract may be included into an additional agreement after negotiation between the two parties.

If either Party A or Party B needs to make changes to certain articles in this contract, it should give the other party 30-day written notice. The changes can only be made after the two parties negotiate and reach a written agreement.

After the agreement takes effect, should either Party A or Party B wish to terminate the present agreement prior to the expiration date without justifiable reason, a 30-day written notice shall be delivered to the other Party and written approval obtained from the party before termination takes effect. In such a case, the responsible party shall shoulder the responsibilities entailed in advance termination of the agreement and compensate the other party for any losses.

15.  Settlement of Disputes

If any loss is incurred due to either party’s failure to fully and appropriately fulfill the obligations or legal obligations agreed upon in this contract, the violating party shall be responsible for any compensation.

For any dispute that occurs during the implementation of the present contract, Party A and Party B shall try to settle it through consultation. In case of failure in consultation, either party is entitled to bring the case to the local court where the contact was signed.

16.  Others

a.
Golden Harvest World Trade Card is to be used in accordance with “Regulations of Golden Harvest Credit Card (prepaid debit card) of Agricultural Bank of China”, “Application and Use Regulations of Golden Harvest Credit Card (prepaid debit card) of Agricultural Bank of China” as well as rules and regulations regarding related bank card business at People’s Bank of China and Agricultural Bank of China.

b.	The cooperation of Golden Harvest World Trade Card shall be in the light of this contract. Specific articles of cooperation will be included in a separate agreement.

c.
Bad debts and loans incurred from the expenses or withdrawals by Golden Harvest World Trade Card cardholders will have nothing to do with Party B. It’s the sole responsibility of Party A to demand for the payment from the cardholders.

d.	Additional agreement and appendices are components to complete this contract.

e.	Additional service functions covered in this additional agreement should improve towards perfection.

f.
After denouncement or termination of this contract, it’s the sole responsibility of Party B to deal with the relationship between itself and its club members, which includes hut is not limited to that of creditor’s right and liabilities. Party B will be responsible for all disputes incurred from it.

Party A: Agricultural Bank of China, Guangdong Branch

Director (or authorized proxy):

Party B: Guangzhou World Trade Center Club Ltd.

Director (or authorized proxy):

Date when Contract signed: April 30, 2003

Place where Contract signed: Guangzhou, China

Appendix A

Table of Membership Treatment for Cardholders of Golden Harvest World Trade Platinum Card, Gold Card and Silver Card and Related Preferences

Cardholders of Golden Harvest World Trade Platinum Card, Gold Card and Silver Card enjoy treatment and related preferences specially provided by Party B to its members. Party B has the right to change the following membership fees, membership treatment and related preferences according to practical conditions but can not cut down any original services:

1.  Golden Harvest World Trade Platinum Card Members

The eligibility of applicants for both individual cards and corporate cards must be verified by Agricultural Bank of China Guangdong Branch. Applicants for individual cards shall pay extra 19,200 yuan of admission fee, and applicants for corporate cards shell pay extra 28,800 yuan (for each claimer) of admission fee. Additional 12,800 yuan is required for each additional claimer in order to become a Golden Harvest World Trade Platinum Card member. (Admission fee will have 20% off the current price for two years membership).

Along with all the functions of Golden credit card provided by Party A, a Golden Harvest World Trade platinum Card member can also enjoy the following functions provided by Party B:

a.
Automatically registered as a member of Global World Trade Center Association and honorably enjoying distinguished guest treatment in more than 300 World Trade Center Club Associations all over the world;

b.
Enjoying a personal email account and online virtual showrooms (with limited free space) on www.chinato.com, which can be used to deliver product information and solicit business cooperation partners around the world, and doing B2B and M2M trading activities via platforms on ;

c.
Enjoying personalized services provided periodically and specially for members in specific periods by the club, for example, presenting a birthday cake to a club member every year, a bottle of red wine every month (it can only be enjoyed within. the club in the month and can not be accumulated) and so on;

d.	Receiving Platinum membership rate to participate in lecturers, conferences, trainings, product exhibition and information exchanges organized by Global World Trade Center Club Association.

e.
Receiving Platinum membership rate to participate in domestic and overseas study group activities organized by World Trade Center Club Association for the purpose of market development and business exchanges.

f.
Receiving Platinum membership rate to participate in regular or non-periodical business exchanges, lectures, professional training programs and member socializing activities organized by World Trade Center Club Organization.

g.	Enjoying the privilege of using the Western restaurant, wine bar, cigar bar and brand name wine bar on the third floor of the club at 15% discount.

h.	Enjoying Imperial Court Chinese restaurant on the fifth floor of the club at 15% discount.

i.	Accessing the fitness center and beauty saloon of the club at 15% discount.

j.	Renting the intelligence offices, virtual offices and multi-functional meeting halls on the fourth floor of the club at 15% discount.

k.	Enjoying at a discount the global hotel and flight reservation services offered by the strategic alliances of the club.

l.
Enjoying the services and facilities of Hong Kong New Hung Kai Croup’s advanced business clubs: Hong Kong Grand Royal Club, Hong Kong Millennium City Club and Hong Kong Hong Lok Yuen Country Club; enjoying the services jointly provided by Guangzhou Masters International Gulf Country Club, Shunde Royal Orchid International Golf Club, South Sea Golf Club.

m.	Enjoying other value-added services and discount treatment offered by the strategic alliances of World Trade Center Club Association.

n.
For those Golden Harvest Platinum cardholders wishing to upgrade themselves to become five-year or permanent members of the World Trade Center Club Association, their paid membership fees can be used toward the new membership fees.

2.  Golden Harvest World Trade Card

Those applying for a Golden Harvest Word Trade Gold Card must go through qualification inspection conducted by Guangdong Branch of Agricultural Bank of China. Golden Harvest World Trade Gold Card cardholders will have the benefits of all the features that come with a Golden Harvest credit card. In addition, they can also enjoy the benefits of the following features:

i)	When applying to join Guangzhou World Trade Center Club, Golden Harvest World Trade Gold Card cardholders will enjoy 10% membership discount.

ii)
Enjoying online membership of www.chinawto.com, personal email account as well as online virtual showrooms (with limited free space), which can be used to deliver product information and solicit business cooperation partners around the world. B2B and M2M trading activities can also be conducted on the platform of www.chinawto.com.

iii)	Sharing the resources of the global 700,000 members by way of www.chinawto.com or through participating in the activities at World Trade Center Club Association.

iv)
Enjoying the most updated Information services on international business trade, including worldwide local products and services, market situation, government regulations, business connection, as well as information on production, distribution and service providers.

v)	Receiving gold card membership rate to participate in lectures, conferences, trainings, product exhibition and information exchanges organized by Global World Trade Center Club Association.

vi)
Receiving gold card membership rates to participate in domestic and overseas study group activities that World Trade Center Club Association organizes for the purpose of market development and business exchanges.

vii)	Enjoying the global hotel and flight reservation services offered by the strategic alliances of the club.

viii)
Enjoying the services and facilities of Hong Kong New Hung Kai Group’s advanced business clubs: Hong Kong Grand Royal Club, Hong Kong Millennium City Club and Hong Kong Hong Lok Yuen Country Club; enjoying the services jointly provided by Guangzhou Masters International Golf Country Club, Shunde Royal Orchid International Golf Club, South Sea Golf Club.

ix)	Enjoying other value-added services and discount treatment offered by the members: 10% discount on a minimum of 80 meal packages in a two-year period.

(1)	Western restaurant, wine bar, cigar and brand name wine bar on the third floor of the club.

(2)	Imperial Court Chinese restaurant on the fifth floor of the club.

(3)	Fitness center and beauty saloon at the club.

(4)	Renting the intelligence offices, virtual offices and multi-functional meeting halls on the fourth floor of the club.

3.  Golden Harvest World Trade Silver Card

a.	When applying to join Guangzhou World Trade Center Club, Golden Harvest World Trade Silver Card cardholders will enjoy 5% membership discount.

b.	Enjoying silver card membership take to participate in lectures, conferences, trainings, product exhibition and information exchanges organized by Global World Trade Center Club Association.

c.
Receiving silver card membership rate to participate in domestic and overseas study group activities that World Trade Center Club Association organizes for the purpose of market development and business exchanges.

d.	Enjoying the global hotel and flight reservation services offered by the strategic alliances of the club.

e.	Enjoying other value-added services and discount treatment offered by the Strategic Alliance of World Trade Center Club Association.

f.
Receiving as a present the temporary membership from Guangzhou World Trade Center Club (to be used together with Golden Harvest World Trade Silver Card). When consuming at Guangzhou World Trade Center Club, temporary members are entitled to the same level of treatment as club members: 10% discount on a minimum of 30 meal packages in a two-year period.

i)	Western restaurant, wine bar, cigar and brand name wine bar on the third floor of the club.

ii)	Imperial Court Chinese restaurant on the fifth floor of the club.

iii)	Fitness center and beauty saloon at the club.

iv)	Renting the intelligence offices, virtual offices and multi functional meeting halls on the fourth floor of the club.

v)
Enjoying the services and facilities of Hong Kong New Hung Kai Group’s advanced business clubs: Hong Kong Grand Royal Club, Hong Kong Millennium City Chub and Hong Kong Hong Lok Yuen Country Club; enjoying the services jointly provided by Guangzhou Masters International Golf Country Club, Shunde Royal Orchid International Golf Club, South Sea Golf Club.